                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Amendment No. __
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                PHOTOMEDEX, INC.
                                ----------------
                (Name of Registrant as Specified In Its Charter)

                  JEFFREY F. O'DONNELL, CHIEF EXECUTIVE OFFICER
                  ---------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

            ______________

         2) Aggregate number of securities to which transaction applies:

            _____________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ________________________________________________________________

         4) Proposed maximum aggregate value of transaction: ___________________

         5) Total fee paid:_____________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid: __________________________________________

         2) Form, Schedule or Registration Statement No.: ____________________

         3) Filing Party: ____________________________________________________

         4) Date Filed: ______________________________________________________

                                PHOTOMEDEX, INC.
                             a Delaware corporation

                                EXECUTIVE OFFICES
                          Five Radnor Corporate Center
                                    Suite 470
                           Radnor, Pennsylvania 19087
                                 (610) 971-9292
                            _______________________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON _______ __, 2001

                            _______________________



TO THE STOCKHOLDERS OF PHOTOMEDEX, INC.:

         The Annual Meeting of Stockholders (the "Meeting") of PhotoMedex, Inc., a Delaware corporation ("we," "us" or "our"), will be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, on _______ __, 2001, at 9:00 a.m., local time, to consider and vote on the following proposals:

                               PURPOSE OF MEETING

         (1) To elect to our Board of Directors six (6) directors, to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

         (2) To consider and vote upon an amendment to our Certificate of Incorporation to authorize a class of up to 5,000,000 shares of Preferred Stock.

         (3) To approve the appointment by our Board of Directors of Arthur Andersen LLP as independent Public accountants for the year ending December 31, 2001.

         (4) To transact such other business as may properly come before the Meeting and any adjournments thereof.

         ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 31, 2001 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING.

         PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, ATTN: PROXY SERVICES, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


                                              PHOTOMEDEX, INC.


                                              By: /s/ Jeffrey F. O'Donnell
                                                  -------------------------
                                                  Jeffrey F. O'Donnell

Radnor, Pennsylvania
Date: _________, 2001

                                PHOTOMEDEX, INC.
                             a Delaware corporation

                                EXECUTIVE OFFICES
                          Five Radnor Corporate Center
                                    Suite 470
                           Radnor, Pennsylvania 19087
                                  610-971-9292

                            _________________________

                                 PROXY STATEMENT
                            _________________________


         This proxy statement is furnished to the stockholders of PhotoMedex, Inc., a Delaware corporation ("we," "us" or "our"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, on _______ __, 2001 at 9:00 a.m., local time.

         The Meeting will be held to consider and vote on the following proposals:

                               PURPOSE OF MEETING

         (1) To elect to our Board of Directors six (6) directors, to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

         (2) To consider and vote upon an amendment to our Certificate of Incorporation to authorize a class of up to 5,000,000 shares of Preferred Stock of the Company.

         (3) To approve the appointment by our Board of Directors of Arthur Andersen LLP as independent Public accountants for the year ending December 31, 2001.

         (4) To transact such other business as may properly come before the Meeting and any adjournments thereof.

         The list of all stockholders of record on August 31, 2001 will be available at the Meeting and at our offices at Five Radnor Corporate Center, Radnor, Pennsylvania 19087, (610) 971-9292, for the ten (10) days preceding the Meeting.

         Requests should be addressed to us, to the attention of PhotoMedex, Inc., Jeffrey F. O'Donnell, Chief Executive Officer, Five Radnor Corporate Center, Radnor, Pennsylvania 19087, (610) 971-9292.

                           INCORPORATION BY REFERENCE

         We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy these materials at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room. You may also find our commission filings at the Commission's website at www.sec.gov. You may also inspect reports and other information concerning us at the offices of The NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. We intend to furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we may determine to be appropriate or as may be required by law.

         As part of this Proxy Statement, we also incorporate by reference a copy of the following documents filed herewith as exhibits to this Proxy
Statement:

         1. Appendix A - Audit Committee Charter

         Upon written request, we will provide, without charge: (i) a copy of the exhibits to this Proxy Statement, and (ii) a copy of our Annual Report on Form 10-K, for the year ended December 31, 2000, to any stockholder of record or any stockholder who owned Common Stock listed in the name of a bank or broker, as nominee, at the close of business on August 31, 2001.

         Requests should be addressed to us, to the attention of PhotoMedex, Inc., Jeffrey F. O'Donnell, Chief Executive Officer, Five Radnor Corporate Center, Radnor, Pennsylvania 19087, (610) 971-9292.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The following information is provided to stockholders to explain the use of this Proxy Statement for this Meeting:

Record Date

         Only stockholders of record at the close of business on August 31, 2001 (the "Record Date") are entitled to vote at the Meeting. Our Common Stock is its only class of voting securities. As of the Record Date, we had issued and outstanding 19,139,239 shares of Common Stock of record.

Revocability Of Proxies

         A PROXY FOR USE AT THE MEETING IS ENCLOSED. ANY STOCKHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH OUR CORPORTE SECRETARY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A STOCKHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY HIM BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.

Voting And Solicitation

         Proxies are being solicited by the Board of Directors. The cost of this solicitation will be borne by us. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by certain of our officers and directors, who will not receive any compensation therefor. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted for each of the proposals described above. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

         Each share of Common Stock is entitled to one vote for each share held as of record, and there are no preemptive rights. Our current Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws do not provide for cumulative voting for the election of directors or any other purpose.

Quorum; Abstentions; Broker Non-Votes

         Shares representing 50% of the voting power of the 19,139,239 shares of Common Stock outstanding on the Record Date, which have voting rights, must be represented at the Meeting to constitute a quorum for conducting business. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified.

         The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.

         We will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

         Further, we intend to count broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

         Proposals of our stockholders that are intended to be presented by such stockholders at our next Annual Meeting of Stockholders for the fiscal year ending December 31, 2001 must be received by us no later than November 30, 2001, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

         Our directors currently have terms which will end at the next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

         The following sets forth certain biographical information concerning the following persons, certain of whom have been nominated by the Board of Directors to be our directors in connection with Proposal 1 of this Proxy Statement and the current executive officers:

Name                                      Position                                                         Age
----                                      --------                                                         ---
Warwick Alex Charlton            Non-Executive Chairman of the Board of Directors                          42
Jeffrey F. O'Donnell             Director, President and Chief Executive Officer                           41
Dennis M. McGrath                Chief Financial Officer and Vice President-Finance and Administration     44
John J. McAtee, Jr.              Director                                                                  64
Alan R. Novak                    Director                                                                  67
Samuel E. Navarro                Director                                                                  45
Richard DePiano                  Director                                                                  60

         Jeffrey F. O'Donnell has served as one of our directors and as our President and Chief Executive Officer since November 1999. Mr. O'Donnell served as the President of X-SITE Medical from March 1999 to November 1999 and from 1995 to March 1999, he filled several senior positions at Radiance Medical Systems, Inc., including serving as President and Chief Executive Officer from October 1997 to March 1999. From January 1994 to May 1995, Mr. O'Donnell was the President and Chief Executive Officer of Kensey Nash Corporation, a medical device manufacturer of cardiology products. Mr. O'Donnell is currently a director of Radiance Medical Systems, Escalon Medical Corporation and X-SITE Medical, Inc. Mr. O'Donnell graduated from La Salle University with a B.S. in business administration.

         Dennis M. McGrath was appointed Chief Financial Officer and Vice President-Finance and Administration in January 2000. From September 1999 to January 2000, Mr. McGrath served as the Chief Financial Officer of the Think New Ideas division of AnswerThink Consulting Group, Inc., a public company specializing in installing and managing computer systems and software. From September 1996 to September 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President-Operations of TriSpan Internet commerce solutions, a technology consulting company. Mr. McGrath is a certified public accountant and graduated with a B.S. in accounting from La Salle University in 1979. Mr. McGrath holds a license from the states of Pennsylvania and New Jersey as a Certified Public Accountant.

         John J. McAtee, Jr., has been a member of our Board of Directors since March 4, 1998. From March 4, 1998 until March 8, 1999, Mr. McAtee served as the Non-Executive Chairman of the Board of Directors. From 1990 to 1996, Mr. McAtee was Vice Chairman of Smith Barney, Inc., now known as Salomon Smith Barney, one of the world's largest investment banking and brokerage firms. Before that, Mr. McAtee was a partner in the New York law firm of Davis Polk & Wardwell for more than twenty years. Mr. McAtee is a graduate of Princeton University and Yale Law School. Mr. McAtee is also a director of U.S. Industries, Inc., a diversified industrial corporation.

         Alan R. Novak was appointed to our Board of Directors in October 1997. Mr. Novak is Chairman of Infra Group, L.L.C., an international project finance and development company. He is also Chairman of Lano International, Inc., a real estate development company. Mr. Novak is a graduate of Yale University, Yale Law School, and Oxford University as a Marshall Scholar. Mr. Novak practiced law at Cravath, Swaine & Moore and Swidler & Berlin, Chartered. His public service includes three years as an officer in the United States Marine Corp., a U.S. Supreme Court clerkship with Justice Potter Stewart, Senior Counsel, Senator Edward M. Kennedy, Senior Executive Assistant to Undersecretary of State, Eugene Rostow, and the Executive Director of President Johnson's Telecommunications Task Force. Mr. Novak was appointed by President Carter and served for five years as Federal Fine Arts Commissioner.

         Samuel E. Navarro was appointed to our Board of Director in January 2000. Mr. Navarro is an acknowledged authority on the medical device and health care business and since 1999 has served as the Global Head of Health Care Corporate Finance at ING Barings. Mr. Navarro joined ING Barings in 1998 and has served as Associate Director of Americas Equity Research and Global Head of Medical Technology Research. Prior to joining ING Barings, Mr. Navarro was managing director of equity research for the medical technology sector for the Union Bank of Switzerland. Mr. Navarro holds a B.S. in engineering from the University of Texas, an M.S. degree in engineering from Stanford University and an M.B.A. from the Wharton School.

         Richard DePiano was appointed to our Board of Directors in May 2000. Mr. DePiano has been a director of Escalon Medical Corporation, a publicly traded healthcare business specializing in the development and marketing of ophthalmic devices, pharmaceutical and vascular access products, since February 1996, and has served as its Chairman and Chief Executive Officer since March 1997. Mr. DePiano has been the Chief Executive Officer of the Sandhurst Company, L.P. and Managing Director of the Sandhurst Venture Fund since 1986. Mr. DePiano is also the Chairman of the Board of Directors of Surgical Laser Technologies, Inc.

Compensation and Audit Committees; Committee Interlocks and Insider
Participation

         The Board of Directors has a Compensation Committee comprised of John
J. McAtee, Jr. and Warwick Alex Charlton, and an Audit Committee comprised of Richard DePiano, John J. McAtee, Jr. and Alan R. Novak. Messrs. McAtee and Novak may be deemed to be outside/non-employee directors. The Board of Directors has a standing committee on nominations consisting of Messrs. O'Donnell, Charlton and McAtee.

         The Compensation Committee reviews and approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement), reviews, approves and recommends terms and conditions for all employee benefit plans (and changes thereto) and administers our stock option plans and such other employee benefit plans as may be adopted by us from time to time.

         The Audit Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and fees of the prospective annual audit and the results thereof, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our system of internal accounting controls.

                          REPORT OF THE AUDIT COMMITTEE

         The responsibilities of the Audit Committee of our Board of Directors are set forth in the Audit Committee Charter, attached as Appendix A to this Proxy Statement. The Audit Committee assists the full Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of our financial reporting processes. Our management prepares financial statements and establishes the system of internal control.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the acceptability as well as the appropriateness, of significant accounting principles. The Audit Committee also reviewed with management the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements. The Audit Committee reviewed with the independent public accountants, Arthur Andersen LLP, their judgments as to the acceptability as well as the appropriateness of our application of accounting principles. Arthur Andersen LLP has the responsibility for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with Arthur Andersen LLP such other matters as are required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committee) and otherwise as required under U.S. generally accepted auditing standards. In addition, the Audit Committee discussed with Arthur Andersen LLP its independence from management and us, including the impact of non-audit-related services provided to us and the matters included in the written disclosures required by the Independence Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Arthur Andersen LLP the overall scope and plans for their respective audits. The Audit Committee meets with Arthur Andersen LLP, with and without management present, to discuss the results of their audits, their opinions of our system of internal controls and the overall quality of our financial reporting. The Audit Committee held three meetings in 2000.

         In reliance on the reviews and discussions noted above, the Audit Committee recommended to the full Board of Directors, and the Board of Directors has approved, that the audited financial statements for the three (3) years ended December 31, 2000, be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission. The Audit Committee and the full Board of Directors have also recommended, subject to stockholder approval, the appointment of Arthur Andersen LLP as our independent public accountants for 2001.

                                      Members of the Audit Committee

                                      Richard DePiano
                                      Alan R. Novak
                                      John J. McAtee, Jr.

         We paid the following fees to Arthur Andersen LLP, our independent public accountants, for services rendered during the year ended December 31, 2000: (i) $115,000 for the audit of our financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the year ended December 31, 2000; and (ii) $218,400 for audit procedures performed on interim financial statements in connection with certain proposed financing transactions and consulting services related to certain registration statements.

         The Audit Committee determined that the services performed by Arthur Andersen LLP, other than audit services, were not incompatible with Arthur Andersen LLP's maintaining its independence.

         Notwithstanding any reference in our prior or future filings with the Commission, which purport to incorporate this Proxy Statement by reference into another filing, such incorporation does not include any material included herein under the caption "Report of the Audit Committee."

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information concerning compensation of certain of our executive officers, including our Chief Executive Officer and all executive officers, or the Named Executives, whose total annual salary and bonus exceeded $100,000, for the years ended December 31, 2000, 1999 and 1998:

                                         Annual Compensation                 Long Term Compensation Awards             Payouts
                                         -------------------         Other   -----------------------------               All
                                                                    annual                   Securities                 other
                                                                    Compen-    Restricted    Underlying      LTIP      Compen-
                                                                    sation       Stock        Options/     Payouts     sation
Name and Principal Position         Year   Salary($)    Bonus ($)     ($)      Awards ($)     SARs (#)        ($)        ($)
---------------------------         ----   ---------    ----------  -------    ----------    ----------    -------     -------
Jeffrey F. O'Donnell(1).......      2000     285,697      126,500     12,000           0        125,000       0           0
                                    1999      35,632            0      2,000           0        650,000       0           0
Dennis M. McGrath (2) ........      2000     205,961       82,500     12,000           0        350,000       0           0
Raymond A. Hartman (CEO)(3)...      1999     248,546            0     12,000           0              0       0           0
                                    1998     125,008            0          0           0              0       0           0
Chaim Markheim (CFO)(4).......      1999     227,962            0    137,100           0        180,000       0           0
                                    1998     125,008            0     12,000           0        250,000       0           0

--------------
1.  Mr. O'Donnell began serving as our Chief Executive Officer in November 1999.

2.  Mr. McGrath began serving as our Chief Financial Officer in January 2000.

3. Mr. Hartman served as our Chief Executive Officer from October 1997 to November 1999. Includes paid and accrued salary for each such fiscal year.

4. Mr. Markheim served as our Chief Financial Officer and Chief Operating Officer until January 15, 2000. Includes $77,000 paid in 1999 as past-due salary from prior years and $137,100 as additional compensation in 1999 (which includes, among others: (i) a car allowance of $12,000, and (ii) $54,600 which had been advanced to Mr. Markheim at December 31,1998 and which was recognized as additional compensation in lieu of repayment for
    1999).

         Employment Agreement with Jeffrey F. O'Donnell. As of November 19, 1999, we entered into a three-year employment agreement with Jeffrey F. O'Donnell to serve as our President and Chief Executive Officer. Mr. O'Donnell's current base salary is $350,000 per year, subject to upward adjustment from time to time by the Board of Directors. Mr. O'Donnell was granted options to acquire up to 650,000 shares of our common stock at an exercise price of $4.625. Of these options, 308,334 are currently vested and 216,666 will vest on November 19, 2001, so long as Mr. O'Donnell remains employed by us. Under the employment agreement and the option agreement, if we terminate Mr. O'Donnell, other than for "cause" (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay ranging from one to two years' compensation, and 100% of all unvested options will vest immediately.

         Employment Agreement with Dennis M. McGrath. As of November 24, 1999, we entered into a three-year employment agreement with Dennis M. McGrath to serve as our Chief Financial Officer and Vice President of Finance and Administration. Mr. McGrath's current base salary is $285,000 per year, subject to upward adjustment from time to time by the Board of Directors. In addition, Mr. McGrath was granted, as of November 24, 1999, options to acquire up to 350,000 shares of our common stock at an exercise price of $5.50. Of these options, 233,334 are currently vested and 116,666 will vest on November 24, 2002, so long as Mr. McGrath remains employed by us. Under the employment agreement and the option agreement, if we terminate Mr. McGrath, other than for "cause" (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay ranging from one to two years' compensation, and 100% of all unvested options will vest immediately.

Option/SAR Grants Table

        The following table sets forth certain information concerning grants of stock options to certain of our executive officers, including the Named Executives for the year ended December 31, 2000:

                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                                   Annual Rate of
                                                                                              Stock Price Appreciation
                               Individual Grants                                                For Option Term (1)
------------------------------------------------------------------------------------------------------------------------------------

         (a)                 (b)              (c)              (d)             (e)              (f)              (g)
                         Number of         % of Total
                         Securities       Options/SARs
                         Underlying        Granted to      Exercise Or
                        Options/SARs      Employees In      Base Price       Expiration
         Name            Granted (#)       Fiscal Year     ($/Share) (1)      Date (1)         5% ($)           10% ($)
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey F. O'Donnell      125,000              14%             9.25           11/30/04           (2)              (2)
Dennis M. McGrath         125,000              14%             9.25           11/30/04           (2)              (2)


-------------------
1. This chart assumes a market price of $5.625 for the common stock, the closing price for our common stock in the NASDAQ National Market System, as of December 31, 2000, as the assumed market price for the common stock with respect to determining the "potential realizable value" of the shares of common stock underlying the options described in the chart, as reduced by any lesser exercise price for such options. Further, the chart assumes the annual compounding of such assumed market price over the relevant periods, without giving effect to commissions or other costs or expenses relating to potential sales of such securities. Our common stock has a very limited trading history. These values are not intended to forecast the possible future appreciation, if any, price or value of the common stock.

2. The exercise price of the options exceeded the assumed market price compounded annually over the relevant periods, and, therefore, there is no potential realizable value for the options, for purposes of this chart

Option Exercises and Year-End Values

      The following table sets forth information with respect to the exercised and unexercised options to purchase shares of common stock for certain of the Named Executives held by them at December 31, 2000:

      The following table sets forth information with respect to the exercised and unexercised options to purchase shares of common stock for certain of the Named Executives held by them at December 31, 2000:

                              Shares                               Number of Securities                Value of Unexercised
                             Acquired           Value             Underlying Unexercised                    In the Money
Name                        on Exercise       Realized(1)     Options at December 31, 2000          Options at December 31, 2000(2)
----                        -----------       -----------     ----------------------------          -------------------------------

                                                             Exercisable      Unexercisable        Exercisable        Unexercisable
                                                             -----------      -------------        -----------        -------------
Jeffrey F. O'Donnell          125,000         $1,031,250        308,344          341,666             $308,334            $216,666
Dennis M. McGrath                   0                  0        233,334          241,666             $ 29,167            $ 14,583

-----------------
(1) Represents an amount equal to the number of options multiplied by the difference between the average of the closing bid and asked prices for the common stock in the NASDAQ National Market System on the date of exercise and any lesser exercise price.

(2) Represents an amount equal to the number of options multiplied by the difference between the average of the closing bid and asked prices for the common stock in the NASDAQ National Market System on December 31, 2000 ($5.625 per share) and any lesser exercise price.

2000 Stock Option Plan

         General. The 2000 Stock Option Plan was adopted by the Board of Directors on May 15, 2000, and was approved by our stockholders on July 18, 2000. On October 16, 2000, the Board of Directors approved certain technical amendments to the 2000 Stock Option Plan. We have reserved for issuance thereunder an aggregate of 1,000,000 shares of common stock. As of the date of this Proxy Statement, we have granted 543,500 options under the 2000 Stock Option Plan. The 2000 Stock Option Plan provides for the grant to our employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and for the grant to employees and consultants of non-statutory stock options.

         A description of the 2000 Stock Option Plan is set forth below. The description is intended to be a summary of the material provisions of the 2000 Stock Option Plan and does not purport to be complete.

         The general purposes of the 2000 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business. It is intended that these purposes will be effected through the granting of stock options, which may be either "incentive stock options" as defined in Section 422 of the Code or non-statutory stock options.

         The 2000 Stock Option Plan provides that options may be granted to our employees (including officers and directors who are employees) and consultants, or of any of our parents or subsidiaries. Incentive stock options may be granted only to employees. An employee or consultant who has been granted an option may, if otherwise eligible, be granted additional options.

         Administration of and Eligibility under 2000 Stock Option Plan. The 2000 Stock Option Plan, as adopted, provides for the issuance of options to purchase shares of common stock to our officers, directors, employees, independent contractors and consultants and those of our subsidiaries as an incentive to remain in the employ of or to provide services to us. The 2000 Stock Option Plan authorizes the issuance of incentive stock options, or ISOs, non-qualified stock options, or NSOs, and stock appreciation rights, or SARs, to be granted by a committee to be established by the Board of Directors, to administer the 2000 Stock Option Plan, or if no such committee is established , then by the Board of Directors, either of which will consist of at least two non-employee directors, as such term is defined under Rule 16b-3 of the Exchange Act, and shall qualify as outside directors, for purposes of Section 162(m) of the Code.

         Subject to the terms and conditions of the 2000 Stock Option Plan, the committee will have the sole authority to: (a) determine the persons, or optionees, to whom options to purchase shares of common stock and SARs will be granted, (b) determine the number of options and SARs to be granted to each such optionee, (c) determine the price to be paid for each share of common stock upon the exercise of each option and the manner in which each option may be exercised, (d) determine the period within which each option and SAR will be exercised and any extensions thereof, (e) determine the type of stock options to grant (f) interpret the 2000 Stock Option Plan and award agreements under the 2000 Stock Option Plan, and (g) determine the terms and conditions of each such stock option agreement and SAR agreement which may be entered into between us and any such optionee.

         All of our officers, directors and employees, and those of our subsidiaries and certain of our consultants and other persons providing significant services to us will be eligible to receive grants of options and SARs under the 2000 Stock Option Plan. However, only our employees are eligible to be granted ISOs.

         Stock Option Agreements. All options granted under the 2000 Stock Option Plan will be evidenced by an option agreement or SAR agreement between us and the optionee receiving such option or SAR. Provisions of such agreements entered into under the 2000 Stock Option Plan need not be identical and may include any term or condition, which is not inconsistent with the 2000 Stock Option Plan and which the committee deems appropriate for inclusion.

         Incentive Stock Options. Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of our securities to whom such ownership is attributed on the date of grant, or Ten Percent Stockholders, the exercise price of each ISO must be at least 100% of the fair market value of our common stock, based on the closing sales price of our common stock, as determined on the date of grant. ISOs granted to Ten Percent Stockholders must be at an exercise price of not less than 110% of such fair market value.

         Each ISO must be exercised, if at all, within 10 years from the date of grant, but, within 5 years of the date of grant in the case of ISO's granted to Ten Percent Stockholders.

         An optionee of an ISO may not exercise an ISO granted under the 2000 Stock Option Plan, so long as such person holds a previously granted and unexercised ISO.

         The aggregate fair market value (determined as of time of the grant of the ISO) of the common stock with respect to which the ISOs are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

         Non-Qualified Stock Options. The exercise price of each NSO will be determined by the committee on the date of grant. We have undertaken not to grant any non-qualified stock options under the 2000 Stock Option Plan at an exercise price less than 85% of the fair market value, based on the closing sales price of the common stock, on the date of grant of any non-qualified stock option under the 2000 Stock Option Plan.

         The exercise period for each NSO will be determined by the committee at the time such option is granted, but in no event will such exercise period exceed 10 years from the date of grant.

         Stock Appreciation Rights. Each SAR granted under the 2000 Stock Option Plan will entitle the holder thereof, upon the exercise of the SAR, to receive from us, in exchange therefor, an amount equal in value to the excess of the fair market value of the common stock on the date of exercise of one share of common stock over its fair market value on the date of grant (or in the case of an SAR granted in connection with an option, the excess of the fair market of one share of common stock at the time of exercise over the option exercise price per share under the option to which the SAR relates), multiplied by the number of shares of common stock covered by the SAR or the option, or portion thereof, that is surrendered.

         SARs will be exercisable only at the time or times established by the committee. If an SAR is granted in connection with an option, the SAR will be exercisable only to the extent and on the same conditions that the related option could be exercised. The committee may withdraw any SAR granted under the 2000 Stock Option Plan at any time and may impose any conditions upon the exercise of an SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

         Limit to Options Granted under the 2000 Stock Option Plan. Under
Section 162(m) of the Code, which was enacted in 1993, the deductibility for federal income tax purposes of compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers who receive salary and bonus in excess of $100,000 in a particular year is limited to $1,000,000 per year per individual. For purposes of this legislation, compensation expense attributable to stock options and SARs would be subject to this limitation unless, among other things, the option plan under which the options and SARs is granted includes a limit on the number of shares with respect to which awards may be made to any one employee in a fiscal year. Such a potential compensation expense deduction could arise, for example, upon the exercise by one of these executive of a non-statutory option, i.e., an option that is not an incentive stock option qualifying for favorable tax treatment, or upon a disqualifying disposition of stock received upon exercise of an incentive stock option.

         In order to exclude compensation resulting from options granted under the 2000 Stock Option Plan from the $1,000,000 limit on deductibility, the Board of Directors has approved a provision in the 2000 Stock Option Plan which will place a 100,000 share limit on the number of options that may be granted under the 2000 Stock Option Plan to an employee in any fiscal year. This limit is subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like. The purpose of this provision, which is intended to comply with Section 162(m) of the Code and the regulations thereunder, is to preserve our ability to deduct in full any compensation expense related to stock options.

         Termination of Option and Transferability. In general, any unexpired options and SARs granted under the 2000 Stock Option Plan will terminate: (a) in the event of death or disability, pursuant to the terms of the option agreement or SAR agreement, but not less than 6 months or more than 12 months after the applicable date of such event, (b) in the event of retirement, pursuant to the terms of the option agreement or SAR agreement, but no less that 30 days or more than 3 months after such retirement date, or (c) in the event of termination of such person other than for death, disability or retirement, until 90 days after the date of such termination. However, the committee may in its sole discretion accelerate the exercisability of any or all options or SARs upon termination of employment or cessation of services.

         The options and SARs granted under the 2000 Stock Option Plan generally will be non-transferable, except by will or the laws of descent and distribution, except that the Plan committee may permit additional transfers, on a general or specific basis, and may impose conditions and limitations on any such transfers.

         Adjustments Resulting from Changes in Capitalization. The number of shares of common stock reserved under the 2000 Stock Option Plan and the number and price of shares of common stock covered by each outstanding option or SAR under the 2000 Stock Option Plan will be proportionately adjusted by the committee for any increase or decrease in the number of issued and outstanding shares of common stock resulting from any stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like event.

         Termination of Options and SAR's on Merger, Reorganization or Liquidation. In the event of our merger, consolidation or other reorganization, in which we are not the surviving or continuing corporation (as determined by the committee) or in the event of our liquidation or dissolution, all options and SAR's granted under the 2000 Stock Option Plan will terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution, unless there is an agreement with respect to such agreement, which expressly provides for the assumption of such options and SAR's by the continuing or surviving corporation.

         Amendment or Discontinuance of Stock Option Plan. The Board of Directors has the right to amend, suspend or terminate the 2000 Stock Option Plan at any time. Unless sooner terminated by the Board of Directors, the 2000 Stock Option Plan will terminate on May 14, 2010, the 10th anniversary date of the effectiveness of the 2000 Stock Option Plan.

2000 Non-Employee Director Stock Option Plan

         General. The 2000 Non-Employee Director Stock Option Plan, or the Non-Employee Director Plan, was adopted by the Board of Directors on May 15, 2000, to be effective as of June 1, 2000, and was approved by our stockholders on July 18, 2000.

         A description of the Non-Employee Director Plan is set forth below. The description is intended to be a summary of the material provisions of the Non-Employee Director Plan and does not purport to be complete.

         Purpose of the Plan. The purposes of the Non-Employee Director Plan are to enable us to attract, retain, and motivate our non-employee directors and to create a long-term mutuality of interest between the non-employee directors and our stockholders by granting options to purchase common stock.

         Administration. The Non-Employee Director Plan will be administered by a committee of the Board of Directors, appointed from time to time by the Board of Directors. The committee is intended to consist of two or more directors, each of whom will be non-employee directors as defined in Rule 16b-3 under
Section 16(b) of the Exchange Act. If no committee exists which has the authority to administer the Non-Employee Director Plan, the functions of the committee will be exercised by the Board of Directors. The committee has full authority to interpret the Non-Employee Director Plan and decide any questions under the Non-Employee Director Plan and to make such rules and regulations and establish such processes for administration of the Non-Employee Director Plan as it deems appropriate subject to the provisions of the Non-Employee Director Plan.

         Available Shares. The Non-Employee Director Plan authorizes the issuance of up to 250,000 shares of common stock upon the exercise of non-qualified stock options granted to our non-employee directors. In general, if options are for any reason canceled, or expire or terminate unexercised, the shares covered by such options will again be available for the grant of options.

         The Non-Employee Director Plan provides that appropriate adjustments will be made in the number and kind of securities receivable upon the exercise of options in the event of a stock split, stock dividend, merger, consolidation or reorganization.

         Eligibility. All of our non-employee directors are eligible to be granted options under the Non-Employee Director Plan. A non-employee director is a director serving on the Board of Directors, who is not then one of our current employees, as defined in Sections 424(e) and 424(f) of the Code.

         Grant of Options. As of each January 1 following the effective date of the Non-Employee Director Plan, commencing January 1, 2001, or the Initial Grant Date, each non-employee director will be automatically granted an option to purchase 20,000 shares of common stock in respect of services to be rendered to us as a director during the forthcoming calendar year, subject to the terms of the Non-Employee Director Plan. Each non-employee director who is first elected to the Board of Directors after June 1, 2000, but prior to January 1, 2001, will be granted, as of the date of his election, or First Grant Date, an option to purchase that number of shares equal to the product of (i) 5,000 and (ii) the number of fiscal quarters remaining in our then current fiscal year (including the quarter in which the date of such director's election falls), subject to the terms of the Non-Employee Director Plan. As of January 1 of each year following the Initial Grant Date or the First Grant Date, as the case may be, each non-employee director will be automatically granted an option to purchase 20,000 shares of common stock, or the Annual Grant. As of the date of this Proxy Statement, we have granted 100,000 options to our eligible directors under the Non-Employee Director Plan.

         The purchase price per share purchase price deliverable upon the exercise of an option will be 100% of the fair market value of such shares as follows:

         (i) For options issued on the Initial Grant Date, the fair market value will be measured by the closing sales price of the common stock as of the last trading date of the fiscal quarter prior to the Initial Grant Date;

         (ii) For options issued on the First Grant Date, the fair market value will be measured by the closing sales price of the common stock as of the First Grant Date; and

         (iii) For Annual Grants of options issued as of January 1 of any fiscal year, the fair market value will be measured by the closing sales price of the common stock as of the last trading date of the last day of the prior year.

         Vesting of Options. Options granted under the Non-Employee Director Plan will vest and become exercisable to the extent of 5,000 shares for each fiscal quarter, in which such director shall have served at least one day as our director.

         Options that are exercisable upon a non-employee director's termination of directorship for any reason except death, disability or cause (as defined in the Non-Employee Director Plan), prior to the complete exercise of an option (or deemed exercise thereof), will remain exercisable following such termination until the earlier of (i) the expiration of the 90 day period following the non-employee director's termination of directorship or (ii) the remaining term of the option.

         Options that are exercisable upon a non-employee director's termination of directorship for disability or death, will remain exercisable by the non-employee director or, in the case of death, by the non-employee director's estate or by the person given authority to exercise such options by his or her will or by operation of law, until the earlier of (i) the first anniversary of the non-employee director's termination of directorship or (ii) the remaining term of the option.

         Upon a non-employee director's removal from the Board of Directors, failure to stand for reelection or failure to be re-nominated for cause, or if we obtain or discover information after termination of directorship that such non-employee director had engaged in conduct during such directorship that would have justified a removal for cause during such directorship, all outstanding options of such non-employee director will immediately terminate and will be null and void.

         The Non-Employee Director Plan also provides that all outstanding options will terminate effective upon the consummation of a merger, consolidation liquidation or dissolution, in which the we are not the surviving entity, subject to the right of non-employee director to exercise all outstanding options prior to the effective date of the merger, consolidation, liquidation or dissolution.

         All options granted to a non-employee director and not previously exercisable become vested and fully exercisable immediately upon the occurrence of a change in control (as defined in the Non-Employee Director Plan).

         Amendments. The Non-Employee Director Plan provides that it may be amended by the committee or the Board of Directors at any time, and from time to time, to effect (i) amendments necessary or desirable in order that the Non-Employee Director Plan and the options granted thereunder conform to all applicable laws, and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, to the extent required by law, no amendment may be made that would require the approval of our stockholders under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers unless such approval is obtained. The Non-Employee Director Plan may be amended or terminated at any time by our stockholders.

         Miscellaneous. Non-employee directors may be limited under Section 16(b) of the Exchange Act to certain specific exercise, election or holding periods with respect to the options granted to them under the Non-Employee Director Plan. Options granted under the Non-Employee Director Plan are subject to restrictions on transfer and exercise. No option granted under the Non-Employee Director Plan may be exercised prior to the time period for exercisability, subject to acceleration in the event of our change in control (as defined in the Non-Employee Director Plan). Although options will generally be nontransferable (except by will or the laws of descent and distribution), the committee may determine at the time of grant or thereafter that an option that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the committee.

1995 Non-Qualified Option Plan

         On January 2, 1996, we adopted our 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 options to be granted thereunder. The option exercise price is not less than 100% of market value on the date granted; 40% of granted options vest immediately; 30% vest beginning one year after grant; and the remaining 30% vest and may be exercised beginning 2 years from grant.

         No options may be exercised more than 10 years after grant, options are not transferable (other than at death), and in the event of complete termination "for cause" (other than death or disability) or "voluntary" termination, all "unvested" options automatically terminate.

         On January 2, 1996, we granted a total of 335,000 options at an exercise price of $1.50 per share to certain directors, employees and consultants.

Other Non-Employee Director Stock Option Plan

         On April 10, 1998, our Board of Directors adopted a resolution creating a stock option plan for outside/non-employee members of the Board of Directors. Pursuant to the stock plan, each outside/non-employee director is to receive an annual grant of options, in addition to any other consideration they may receive, to purchase up to 20,000 shares of common stock as compensation, at an exercise price equal to the market price of the common stock on the last trading day of the preceding year. The options granted pursuant to this plan vest at the rate of 5,000 options per quarter during each quarter in which such person has served as a member of the Board of Directors. Since we have adopted the Non-Employee Director Stock Option Plan, we no longer grant options to members of our Board of Directors under this plan.

Limitation on Directors' Liabilities; Indemnification of Officers and Directors

         Our Certificate of Incorporation and Bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our Certificate of Incorporation and Bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent, provided by Delaware law. Pursuant to our Certificate of Incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

         We have adopted a form of indemnification agreement, which provides the Indemnitee with the maximum indemnification allowed under applicable law. Since the Delaware statutes are non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The indemnification agreement provides a scheme of indemnification, which may be broader than that specifically provided by Delaware law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware law may be expanded, and therefore the scope of indemnification provided by the indemnification agreement may be subject to future judicial interpretation.

         The indemnification agreement provides that we are to indemnify an indemnitee, who is or was a party or becomes a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was one of our directors, officers, key employees or agents. We are to advance all expenses, judgments, fines, penalties and amounts paid in settlement (including taxes imposed on Indemnitee on account of receipt of such payouts) incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The indemnitee is to repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by us. The advances paid to the indemnitee by us are to be delivered within 20 days following a written request by the indemnitee. Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from our assets, thereby affecting a stockholder's investment.

         At present, there is no pending litigation or proceeding involving an indemnitee where indemnification would be required or permitted under the indemnification agreements.

Termination of Employment and Change of Control Agreements

         Except for the compensation plans covering Jeffrey F. O'Donnell and Dennis M. McGrath, we have no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of any of our executive officers or key employees, a change in our control or a change in any such executive officer's or key employee's responsibilities following a change in control.

Directors' and Officers' Liability Insurance

         We have obtained directors' and officers' liability insurance with a $10,000,000 limit of liability. The policy period expires on February 25, 2002. We intend to renew such policy or obtain comparable coverage after the expiration of such policy. However, there can be no assurances to this effect.

         Compliance with Section 16 of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors and executive officers and beneficial holders of more than 10% of our Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership and reports of changes in ownership of such equity securities of the Company. As of the date of this Proxy Statement, we believe that all reports needed to be filed have been filed in a timely manner for the year ended December 31, 2000.

                         COMMON STOCK PERFORMANCE GRAPH

         Our Common Stock is listed for trading on The NASDAQ National Market under the symbol "PHMD". The following stock performance graph illustrates the yearly percentage change in the cumulative total stockholder return on our Common Stock, compared with the cumulative total return on: (i) the NASDAQ (U.S. Companies) Stock Index (the "NASDAQ U.S. Index") and (ii) an index (the "Peer Group Index"), based on a peer group (the "Peer Group") of eight (8) companies selected by the Company, whose primary business includes the sale and manufacture of electromedical surgical laser devices, during the period from December 31, 1996 through December 31, 2000: From May 10, 2000 until October 5, 2000, our Common Stock was listed for trading on The NASDAQ Small Cap Market, and during the period from December 31, 1996 until May 9, 2000, our Common Stock was quoted on the NASD Electronic Bulletin Board under the stock symbol "LSPT." The stock performance graph set forth above was based on the following data:

                             [GRAPH TO BE INSERTED]


==========================================================================================================================
COMPANY/INDEX/MARKET         2/21/96         12/31/96        12/31/97          12/31/98         12/31/99         12/31/00
--------------------------------------------------------------------------------------------------------------------------

PHOTOMEDEX, INC.             $100.00          $ 25.00         $ 98.61           $ 58.33           $233.33         $125.00
--------------------------------------------------------------------------------------------------------------------------

PEER GROUP                   $100.00          $ 82.51         $ 35.27           $ 28.55           $ 31.48         $  7.56
--------------------------------------------------------------------------------------------------------------------------

NASDAQ U.S. INDEX            $100.00          $115.81         $141.66           $199.79           $352.38         $221.48
==========================================================================================================================

         The entities included in the Peer Group are: Surgical Laser Technologies, Inc., Palomar Medical Technologies, Inc., Cardiogenesis Corp., Lasersight, Inc., PLC Systems, Inc., Spectranetics Corp. and Trimedyne, Inc.

         In all cases, the cumulative total return assumes, as contemplated by Commission rules, the investment of $100 at December 31, 1996 in the Common Stock and the traded securities of the entities which comprise the NASDAQ U.S. Index and the Peer Group Index, and that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security. We have paid no dividends on our Common Stock.

         All data contained in the stock performance graph and data chart set forth above are derived from sources believed to be reliable, but, because of the possibility of human and mechanical error and other factors, are provided from such sources with no express or implied warranties of any kind, and without any representations, warranties or guarantees as to either the accuracy or timeliness of such data.

         Historical stock price performance should not be relied upon as indicative of future stock price performance.

         Notwithstanding any reference in our prior or future filings with the Commission, which purport to incorporate this Proxy Statement by reference into another filing, such incorporation does not include any material included herein under the caption "Common Stock Performance Graph."

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information regarding beneficial ownership of our common stock as of _____________, 2001:

         o each stockholder who is known by us to own beneficially 5% or more of our common stock;

         o each of our directors and each of the officers named in "Directors and Executive Officers" of this Proxy Statement; and

         o   all of our directors and executive officers as a group.

                                                                      Number of
                                                                        Shares
                                                                     Beneficially             Percentage of Shares
            Name and Address Of Beneficial Owner (1)                    Owned                 Beneficially Owned(1)
            ----------------------------------------                 -------------            ---------------------
Warwick Alex Charlton (2)                                               210,000                       1.09
Jeffrey F. O'Donnell (3)                                                309,334                       1.59
Dennis M. McGrath (4)                                                   236,334                       1.22
Alan R. Novak (5)                                                       180,000                          *
John J. McAtee, Jr. (6)                                                 300,000                       1.56
Samuel E. Navarro (7)                                                   111,667                          *
Richard DePiano (8)                                                      45,000                          *
Joseph E. Gallo, Trustee (9)                                          1,246,165                       6.51
PMG Capital Corp. (10)                                                  932,547                       4.85
Feirstein Capital Management (11)                                     1,000,000                       5.23

All directors and officers as a group (7 persons) (12)                1,392,335                       6.94


-----------
*    Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of August 31, 2001, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 19,139,239 shares of common stock outstanding as of August 31, 2001.

(2) Includes 170,000 shares of common stock owned by True North Partners LLC, of which Mr. Charlton holds a 23.125% indirect equity interest and options to purchase 35,000 shares of common stock. Mr. Charlton's address is 65 Broadway, 7th Floor, New York, NY 10006.

(3) Includes 1,000 shares of common stock and options to purchase 308,334 shares of common stock. Does not include options to purchase up to 341,666 shares of common stock, which may vest over the next four years.

(4) Includes 3,000 shares of common stock and options to purchase 233,334 shares of common stock. Does not include options to purchase up to 241,666 shares of common stock, which may vest over the next four years.

(5) Includes 28,601 shares of common stock, which have been registered in a currently effective registration statement, and options to purchase up to 151,399 shares of common stock. Mr. Novak's address is 3050 K Street, NW, Suite 105, Washington, D.C. 20007.

(6) Includes 220,000 shares, 205,000 of which have been registered in a currently effective registration statement, and options to purchase up to 80,000 shares of common stock. Mr. McAtee's address is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(7) Includes 38,334 shares, 199,000 of which have been registered in a currently effective registration statement, and options to purchase up to 73,333 shares of common stock. Mr. Navarro's address is 55 East 52nd St., 33rd Floor, New York, New York 10055.

(8) Includes options to purchase 35,000 shares of common stock. Mr. DePiano's address is 351 East Conestoga Road, Wayne, Pennsylvania 19087.

(9) Mr. Gallo has sole voting and dispositive power with respect 1,246,165 shares of common stock he beneficially owns as trustee under certain trusts. All of the shares of common stock have been registered in a currently effective registration statement. Mr. Gallo's address is 600 Yosemite Blvd., Modesto, California 95354.

(10) PMG Capital Corp., or PMG, is the registered owner of 521,827 shares of common stock and warrants to purchase up to 75,000 shares of common stock. Richard A. Hansen is the President and a director of PMG. Mr. Hansen is the beneficial owner of 25,840 shares of common stock. Frank A. Abruzzese, Frank J. Campbell and Peter S. Rawlings are directors of PMG. Mr. Abruzzese is the beneficial owner of 6,700 shares. Mr. Campbell is the beneficial owner of 153,180 shares and warrants to purchase 25,000 shares. Mr. Rawlings is the registered owner of 110,000 shares of common stock, and his wife Sarah P. Rawlings is the registered owner of 15,000 shares of common stock. All of these shares have been registered in a currently effective registration statement. Clifford Kalista, an employee of PMG, has beneficial ownership of 169,500 shares of common stock and warrants to purchase 250,000 shares of common stock. The address of PMG and each of such persons is Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428.

(11) Barry R. Feirstein and Feirstein Capital Management, LLC, on November 3, 2000, jointly filed a Schedule 13G, reporting beneficial ownership of 1,000,000 shares of common stock. The address for Mr. Feirstein and Feirstein Capital Management is 767 Third Avenue, 28th Floor, New York, New York 10017

(12) Includes 470,935 shares of common stock and options and warrants to purchase up to 921,400 shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Issuances of Securities

         On May 11, 1999, we granted warrants to Healthworld Corporation, or Healthworld, of which Steven Girgenti, one of our former directors, is Chairman and Chief Executive Officer, to purchase 174,000 shares of our common stock at an exercise price of $4.69 per share, in exchange for various marketing services to be provided by Healthworld at a discounted rate of $104 per person hour, which is materially less then the normal hourly rate charged by Healthworld for such services. On the date of grant of these warrants, the price of the common stock was $4.69. The warrants have a term of ten years and are fully vested.

         In July 1998, we granted warrants to acquire 300,000 shares of common stock to PMG at an exercise price of $2.00 per share in consideration for the guarantee, by PMG, of our lease of office space in Carlsbad, California and the raising of a bridge loan of $1,000,000. Such warrants are exercisable at any time until July 15, 2003. The price of our common stock was $2.125 on July 15, 1998.

         On December 31, 1998, Mr. and Mrs. Richard A. Hansen converted an outstanding obligation of $150,000 into an aggregate of 100,000 shares of common stock, at $1.50 per share. The price of the common stock at December 31, 1998, was $2.8125 per share. Mr. Hansen is the President of PMG.

         We entered into an agreement, dated as of February 2, 2000, with ING for the provision of financial advisory and investment banking services, on an exclusive basis, through September 30, 2000. Pursuant to this agreement, ING acted as placement agent in connection with a private offering to 10 institutional investors an aggregate of 1,409,092 shares of our common stock at a price of $11.00 per share, for which we paid ING customary fees. Samuel E. Navarro, one of our directors, is also the Global Head of Health Care Corporate Finance at ING. At the close of the placement on March 16, 2000, we received net proceeds of $14,259,491.

         On December 20, 2000, we granted to each of Richard Hanson and Clifford Kalista, options to purchase up to 25,000 shares of common stock at an exercise price of $4.3125 per share for consulting services rendered to us. On the date of grant, the market price of the common stock was $4.3125 per share. Mr. Kalista is an employee of PMG.

         From July 1998 through May 31, 2000, we granted to Jeffrey P. Berg and Michael R. Matthias, who are partners of our current legal counsel, Luce, Forward, Hamilton & Scripps LLP, options to acquire an aggregate of 43,562 shares of common stock, at an average exercise price of $4.66 per share. In each case, the exercise price of these options was equal to 85% of the trading price of our common stock on the last day of the month in respect of which the options were granted. The options are exercisable for a period of 120 months from the date of grant. These options were issued as a part of a fee agreement between us and such counsel, whereby such counsel received options having an exercise price equal to 20% of its monthly fees in the form of common stock, valued at the closing bid price on the last day of each month. Such counsel agreed to forego collection of such fees in cash, and use the uncollected fees against exercise price of the options.

Other Transactions

         As of August 31, 2000, we acquired the 23.9% minority interest in our currently, wholly-owned subsidiary, Acculase, in exchange for the issuance of an aggregate of 300,000 shares of our common stock to the Acculase minority stockholders. We granted the Acculase minority stockholders certain registration rights with respect to the 300,000 shares issued to them in connection with this transaction.

         As of May 11, 1999, we entered into the agreement with Healthworld, for the provision of various services relating to the marketing of our products. The services include: (i) advertising and promotion; (ii) development of market research and strategy; and (iii) preparation and consulting on media and publicity. The term of the agreement is indefinite, but may be terminated by either party on ninety days' notice. Compensation for these services is approximately $40,000 per month, plus reimbursement of expenses and payment of a 15% commission on media buys. Services beyond those budgeted by the parties are to cost $104 per person hour. Under a separate agreement, Healthworld has agreed to provide, as of October 1, 1999: (i) two fulltime managed-care specialists to make calls on potential customers for a period of seven months at a cost of $30,000 per month; (ii) 20 fulltime sale representatives to market among dermatologists for a period of four months at a cost of $125,000 per month; and
(iii) certain general management services for a period of seven months at $10,000 per month. Under separate agreements, Healthworld will provide certain medical education and publishing services (approximately $700,000 in fees and costs over a period in excess of one year) and general public relations services ($10,000 per month).

         On October 29, 1998, we entered into an agreement with CSC under which CSC was to develop a commercial strategy and to define and obtain the required resources for the commercial exploitation of our excimer laser technology. Under this agreement, CSC was to provide consulting services to various businesses, including us, regarding the introduction of medical technology for commercialization. Subsequently, CSC filed a complaint against us, alleging the failure to pay for professional services performed by CSC, plus expenses. The dispute was resolved by a settlement in which we paid CSC the sum of $700,000. Warwick Alex Charlton, a former Vice President of CSC, is also our Non-Executive Chairman of the Board of Directors.

         We believe that all such transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions and loans with officers, directors and 5% or greater stockholders, following the date of this Proxy Statement, will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors.

                    MATTERS FOR CONSIDERATION BY STOCKHOLDERS

Proposal 1.       Election of Directors.

         Six (6) directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of the Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed proxies will be voted for the six (6) nominees listed hereinbelow, all of whom are recommended by our management and who have consented to be named and to serve if elected.

         In the event that any management nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         The Board of Directors met or adopted actions by unanimous written consent approximately nine (9) times during the year ended December 31, 2000. All directors who were members of the Board at the time of the meeting or the action and who are standing for reelection attended 100% of the meetings of the Board.

         The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of ____________, 2001, and is based in part on information furnished by the nominees and in part from our records.

         The affirmative vote of a plurality of the combined Votes Cast at the Meeting is required to elect the directors nominated below.

The Board of Directors Recommends Voting "FOR" the Election of the Nominees Listed Below.

NOMINEES FOR ELECTION AS DIRECTOR
---------------------------------

         The following persons have been recommended by our management and have consented to be named and to serve as members of our Board of Directors if elected. Alex Charlton is the Non-Executive Chairman of the Board of Directors. Biographies of persons who all such persons may be reviewed in the section of this Proxy Statement entitled "Directors and Executive Officers."

          Name                         Director Since:
          ----                         ---------------
          Warwick Alex Charlton        March, 1999
          Jeffrey F. O'Donnell         November, 1999
          John J. McAtee, Jr.          March, 1998
          Alan R. Novak                October, 1997
          Samuel E. Navarro            January, 2000
          Richard DePiano              May 4, 2000

Proposal 2. Authorization of Class of Preferred Stock

General

         Our current Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock, par value $0.01 per share. The current Certificate of Incorporation does not include a provision for the authorization of a class of preferred stock. This Proposal 2 seeks the approval of our stockholders to authorize a class of up to 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). At our Annual meeting of Stockholders on July 18, 2000, this proposal was not approved since an insufficient number of shares were deemed "present" for purposes of this proposal. The Board has recommended that this proposal be placed before the stockholders for approval at this time.

         The Board of Directors has approved the authorization of a class of up to 5,000,000 shares of Preferred Stock commonly known as "blank check" preferred stock. The preferred stock may be issued from time to time in one or more series, and the Board of Directors, without further approval of our stockholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of preferred stock. Such shares of preferred stock, if and when issued, may have rights, powers and preferences superior to those of our Common Stock. While there are no current plans, commitments or understandings, written or oral, to issue any preferred stock, in the event of any issuances, the holders of Common Stock will not have any preemptive or similar rights to acquire any preferred stock

         In the event that our stockholders approve this Proposal 2, the current Certificate of Incorporation will be revised to authorize a class of up to 5,000,000 shares of Preferred Stock.

Vote Required; Recommendation of the Board of Directors

         Under our Certificate of Incorporation and Delaware law, this Proposal 2 to authorize a class of Preferred Stock in our Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock.

The Board of Directors Recommends a Vote "FOR" this Proposal.

Proposal 3.  Approval of Independent Accountants.

         Action will be taken with respect to the approval of our independent public accountants for the year ending December 31, 2001. The Board of Directors has, subject to such approval, appointed Arthur Andersen LLP. A representative of Arthur Andersen LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

         Approval of the appointment of Arthur Andersen LLP as our independent public accountants requires the affirmative vote of a majority of the combined Votes Cast.

The Board of Directors Recommends a Vote "FOR" this Proposal.

                                  OTHER MATTERS

         We know of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                      By Order of the Board of Directors of

                                      PHOTOMEDEX, INC.


                                      By: /s/ Jeffrey F. O'Donnell
                                          -------------------------
                                          Jeffrey F. O'Donnell
                                          Chief Executive Officer

Radnor, Pennsylvania
DATED: _______, 2001

                                    P R O X Y

                                PHOTOMEDEX, INC.

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

                      For an Annual Meeting of Stockholders
                         to be held on _______ __, 2001

         The undersigned stockholder appoints Jeffrey F. O'Donnell and Dennis M. McGrath, or either of them, as proxy with full power of substitution, to vote the shares of voting securities of PhotoMedex, Inc. ("we," "us" or "our") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, on _______ __, 2001, at 9:00 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

(1)   [ ]    FOR all nominees listed herein (except as marked up to the contrary below).

      [ ]    WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below)

      Warwick Alex Charlton      Jeffrey F. O'Donnell        John J. McAtee, Jr.

      Alan R. Novak              Samuel E. Navarro           Richard DePiano

(2) To consider and vote upon an amendment to our Certificate of Incorporation to authorize a class of up to 5,000,000 shares of Preferred Stock.

         [ ] FOR                  [ ] AGAINST                    [ ] ABSTAIN

(3) To approve the appointment by our Board of Directors of Arthur Andersen LLP as independent Public accountants for the year ending December 31, 2001.

         [ ] FOR                  [ ] AGAINST                    [ ] ABSTAIN

         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.



                                           DATED: _________________________


                                           ________________________________
                                           Signature


                                           ________________________________
                                           Signature (if held jointly)


                                           ________________________________
                                           Print Names


                                           ________________________________
                                           Print Names


(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person).



PLEASE CHECK THE BOXES ABOVE, SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005,
ATTN: PROXY SERVICES, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

                              LASER PHOTONICS, INC.

                             Audit Committee Charter
                             -----------------------


         Purpose

         The primaxy purpose of the Audit Committee (the "Committee" ) is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts to advise the Committee. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

         The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board.

         Membership

         The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition shall satisfy the requirements of the Audit Committee Policy of The Nasdaq Stock Market. Accordingly, all of the members shall be directors:

         who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

         who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee shall have accounting or related financial management expertise.

         Key Responsibilities

         The Committee's job is one of oversight, and the Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

     o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form l0-Q and the matters required to be discussed by SAS No. 61.

     o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o        The Committee shall:

         o request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

         o discuss with the outside auditors any such disclosed relationship and their impact on the outside auditor's independence; and

         o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

         The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditors.


                             Adopted by the Board of Directors on July 18, 2000.





                                       2